UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     March 8, 2009

Stoneridge, Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-13337	34-1598949
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9400 East Market Street Warren, Ohio		44484
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (330) 856-2443

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On March 8, 2009, Stoneridge, Inc. (the “Company”), by action of the Compensation Committee of the Board of Directors (the “Committee”), adopted a Long-Term Cash Incentive Plan (“LTCIP”) and made awards pursuant thereto.  The LTCIP was adopted to supplement the annual grants of time-based restricted common shares under the Company’s Amended and Restated Long-Term Incentive Plan (the “Equity Incentive Plan”).  Over the last several years, as part of the Company’s overall compensation program performance-based restricted common shares and time-based restricted common shares, both with a three year vesting period, have been granted by the Committee to the named executive officers and other senior key employees.  This year, as a result of the currently depressed market price of the Company’s common shares, the resulting concerns regarding the dilutive effect of grants of performance-based restricted common shares at historical valuation levels, and the number of common shares available for issuance under the Equity Incentive Plan, the Company adopted the LTCIP to allow for the continuation of long-term performance-based incentive compensation using cash instead of equity.  In 2009, grants of awards under the LTCIP were made in lieu of grants of performance-based restricted common shares under the Equity Incentive Plan.

The awards under the LTCIP provide the executive with the right to receive cash after three years depending on the Company’s actual earnings per share (“EPS”) performance for a performance period comprised of the 2009, 2010 and 2011 fiscal years.  The Company believes that linking potential long-term compensation to performance ties the executive officers’ overall compensation to returns to shareholders, which aligns executive officers’ interests with the Company’s shareholders’ interests.  For 2009 grants, the performance period EPS performance target was established from Company’s budgeted EPS with a 10% annual growth factor for years two and three.  Minimum EPS was established at 50% of target and maximum EPS was established at 150% of target.  The LTCIP shall continue until such time as it is terminated by the Board of Directors; provided, however, that awards to the Company’s officers and key employees granted for performance years commencing after December 31, 2008 shall be subject to approval of the shareholders of the Company before settlement awards for the years ending on or after December 31, 2011 so that compensation will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.  Depending on the Company’s EPS performance over the performance period and continued employment, the maximum amount that may be earned by the named executive officers under the LTCIP for awards made on March 8, 2009 is as follows:  John C. Corey $1,175,442, George E. Strickler $339,459, Thomas A. Beaver $163,097, Mark J. Tervalon $205,064, and Vince F. Suttmeier $93,765.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: March 12, 2009	/s/ George E. Strickler
George E. Strickler, Executive Vice President,
Chief Financial Officer and Treasurer. (Principal Financial and Accounting Officer)